EXHIBIT 10.1

HAWKINS, INC.

2004 OMNIBUS STOCK PLAN

NON-STATUTORY STOCK OPTION AGREEMENT

Name of Optionee:
No. of Shares Covered:	Date of Grant:
Exercise Price Per Share:	Expiration Date:
Exercise Schedule:
Date(s) of Exercisability	No. of Shares as to Which Option Becomes Exercisable

This is a NON-STATUTORY STOCK OPTION AGREEMENT (“Agreement”) between Hawkins, Inc., a Minnesota corporation (the “Company”), and the above-named optionee (the “Optionee”) effective as of the date of grant specified above.

Background

A.	The Company maintains the Hawkins, Inc. 2004 Omnibus Stock Plan (as amended from time to time, the “Plan”).

B.

Under the Plan, a committee of two or more non-employee directors of the Company (the “Committee”) designated by the Board of Directors of the Company (the “Board”) administers the Plan and has the authority to determine the awards to be granted under the Plan.

C.	The Committee has determined that the Optionee is eligible to receive an award under the Plan in the form of a non-statutory stock option (the “Option”) and has set the terms of the Option.

D.	The Company hereby grants the Option to the Optionee under the terms and conditions as follows.

Terms and Conditions*

1.	Grant. The Optionee is granted the Option to purchase the number of Shares specified at the beginning of this Agreement.

2.	Exercise Price. The price to the Optionee of each Share subject to the Option will be the exercise price specified at the beginning of this Agreement.

3.	Non-Statutory Stock Option. The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

4.

Exercise Schedule. The Option will vest and become exercisable as to the number of Shares and on the dates specified in the exercise schedule at the beginning of this Agreement. The exercise schedule will be cumulative; thus, to the extent the Option has not already been exercised and has not expired, terminated or been cancelled, the Optionee or the person otherwise entitled to exercise the Option as provided herein may at any time, and from time to time, purchase all or any portion of the Shares then purchasable under the exercise schedule.

The Option may also be exercised in full (notwithstanding the exercise schedule) under the circumstances described in Section 8 of this Agreement if it has not expired prior thereto.

5.	Expiration.

(a)	Timing. The Option will expire at 5:00 p.m. Central Time on the earliest of:

(i)	The expiration date specified at the beginning of this Agreement;

(ii)	The expiration of the period after the termination of employment of the Optionee within which the Option can be exercised (as specified in Section 7 of this Agreement);

(iii)

Upon termination of the Optionee’s employment for Cause (as defined in Section 14 hereof) or if it is determined by the Company within ten days after termination of the Optionee’s employment by the Optionee that Cause existed for termination by the Company, the date of such determination; or

(iv)	The date (if any) fixed for cancellation pursuant to paragraph 17(b) of the Plan.

_________________________

*	Unless the context indicates otherwise, terms that are not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it is amended in the future.

(b)	Expiration Final. In no event may anyone exercise the Option, in whole or in part, after it has expired, notwithstanding any other provision of this Agreement.

(c)

Rescission. In addition, if the Option is exercised, and prior to the delivery of the certificate representing the Shares so purchased, it is determined that Cause for termination existed, then the Company, in its sole discretion, may rescind the Option exercise by the Optionee and terminate the Option.

6.	Procedure to Exercise Option.

(a)

Notice of Exercise. The Option may be exercised by delivering written notice of exercise to the Company at the principal executive office of the Company, to the attention of the Company’s Secretary, in the form attached to this Agreement. The notice shall state the number of Shares to be purchased, and shall be signed by the person exercising the Option. If the person exercising the Option is not the Optionee, he/she also must submit appropriate proof of his/her right to exercise the Option.

(b)

Tender of Payment. Upon giving notice of any exercise hereunder, the Optionee will provide for payment of the purchase price of the Shares being purchased through one or a combination of the following methods:

(i)	Cash (including check, bank draft or money order);

(ii)

To the extent permitted by law, through a broker-assisted cashless exercise in which the Optionee simultaneously exercises the Option and sells all or a portion of the Shares thereby acquired pursuant to a brokerage or similar relationship and uses the proceeds from such sale to pay the purchase price of such Shares; or

(iii)	By delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price of such Shares.

(c)

Limitation on Payment by Shares. Notwithstanding Section 6(b), the Option may not be exercised through payment of any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company that were not applicable at the time of the grant.

(d)

Delivery of Certificates. As soon as practicable after the Company receives the notice and purchase price provided for above, it shall deliver to the person exercising the Option, in the name of such person, a certificate or certificates representing the Shares being purchased. The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith. All Shares so issued will be fully paid and nonassessable. Notwithstanding anything to the contrary in this Agreement, the Company will not issue a certificate for Shares distributable under the Plan unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act and the Exchange Act.

7.

Employment Requirement. The Option may be exercised only while the Optionee remains employed with the Company or a parent or subsidiary thereof, and only if the Optionee has been continuously so employed since the date the Option was granted; provided that:

(a)

Post-Employment. The Option may be exercised for three months after termination of the Optionee’s employment if such cessation of employment is for a reason other than death or Disability (as defined in Section 14 hereof), but only to the extent that it was exercisable immediately prior to termination of employment, provided that if termination of the Optionee’s employment shall have been for Cause, the Option shall expire, and all rights to purchase Shares hereunder shall terminate, immediately upon such termination.

(b)	Death or Disability. The Option may be exercised for one year after termination of the Optionee’s employment if such termination of employment is because of death or Disability of the Optionee.

(c)

Fundamental Change. If the Optionee’s employment terminates after a declaration made pursuant to paragraph 17(b) of the Plan in connection with a Fundamental Change, the Option may be exercised at any time permitted by such declaration.

8.	Acceleration of Vesting.

(a)

Death or Disability. In the event of the death or Disability of the Optionee, any portion of the Option that was not previously exercisable will become immediately exercisable in full if the Optionee shall have been continuously employed by the Company or a parent or subsidiary thereof between the date the Option was granted and the date of such death or Disability.

(b)	Fundamental Change. In the event of a proposed Fundamental Change, the Committee, in its sole discretion, must either:

(i)

if the Fundamental Change is a merger or consolidation, statutory share exchange or sale of substantially all of the assets of the Company, make appropriate provision for the protection of the Option by the continuation of the Option with any adjustment as provided under Section 11 hereof if the Company is the corporation surviving the Fundamental Change, or by the assumption or replacement of the Option with a comparable option award covering shares of the corporation surviving the Fundamental

Change if other than the Company, or, if appropriate, of the parent corporation of the Company or such surviving corporation, in either case in a manner that equitably preserves the compensation element of this Option at the time of the Fundamental Change; or

(ii)	act in accordance with Section 17(b) of the Plan.

(c)	Discretionary Acceleration. Notwithstanding any other provisions of this Agreement to the contrary, the Committee, in its sole discretion, may declare the Option immediately exercisable.

9.

Limitation on Transfer. During the lifetime of the Optionee, only the Optionee or his/her guardian or legal representative may exercise the Option. The Option may not be assigned or transferred by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

10.

No Shareholder Rights Before Exercise. No person shall have any of the rights of a shareholder of the Company with respect to any Share subject to the Option until the Share actually is issued to him/her upon exercise of the Option.

11.

Discretionary Adjustment. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company, the Committee (or if the Company does not survive any such transaction, a comparable committee of the Board of Directors of the surviving corporation) shall, without the consent of the Optionee, make such adjustment as it determines in its sole discretion to be appropriate as to the number and kind of securities subject to and reserved under the Plan and, in order to prevent dilution or enlargement of rights of the Optionee, the number and kind of securities issuable upon exercise of the Option and the exercise price hereof.

12.

Tax Withholding. Delivery of Shares upon exercise of the Option shall be subject to any required withholding taxes. As a condition precedent to receiving Shares upon exercise of the Option, the Optionee shall be required to pay to the Company, in accordance with the provisions of paragraph 14 of the Plan, an amount equal to the amount of any required withholdings. In lieu of all or any part of such a cash payment, a person exercising the Option may cover all or any part of the minimum required tax withholdings through a reduction in the number of Shares delivered to the person exercising the Option or through a subsequent return to the Company of Shares delivered to the person exercising the Option (in each case, such Shares having an aggregate Fair Market Value on the date of exercise equal to the amount of the withholding taxes being paid through such delivery, reduction or subsequent return of Shares). Notwithstanding the foregoing, no person shall be permitted to pay any such withholdings with Shares, or through a reduction in the number of Shares to be delivered upon exercise of the Option, if the Committee, in its sole discretion, determines that payment in such manner is undesirable.

13.

Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Optionee. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

14.	Definitions. The following terms used in this Agreement will have the meanings indicated:

(a)

“Cause” means what the term is expressly defined to mean in a then-effective employment agreement between the Optionee and the Company, or in the absence of any such then-effective agreement or definition, it means:

(i)	the Optionee’s commission of any act constituting a felony, or the Optionee’s conviction or guilty or no contest plea to any criminal misdemeanor or more serious act;

(ii)

gross misconduct or any act of fraud, disloyalty or dishonesty by the Optionee related to or connected with the Optionee’s employment by the Company or any of its Subsidiaries or otherwise likely to cause material harm to the Company or its reputation;

(ii)	a material violation by the Optionee of the Company’s policies or codes of conduct; and

(iv)	the willful or material breach by the Optionee of any agreement between the Optionee and the Company.

(b)

“Disability” means what the term is expressly defined to mean in a then- effective employment agreement between the Optionee and the Company, or in the absence of any such then-effective agreement or definition, means any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Optionee to be unable to perform the duties of Optionee’s position of employment or any substantially similar position of employment.

15.

Discontinuance of Employment. This Agreement shall not give the Optionee a right to continued employment with the Company or any parent or subsidiary of the Company, and the Company or any such parent or subsidiary employing the Optionee may terminate his/her employment at any time and otherwise deal with the Optionee without regard to the effect it may have upon him/her under this Agreement.

16.

Option Subject to Plan, Articles of Incorporation and By-Laws. The Optionee acknowledges that the Option and the exercise thereof is subject to the Plan, the Articles of Incorporation, as amended from time to time, and the By-Laws, as amended from time to time, of the Company, and any applicable federal or state laws, rules or regulations.

17.	Obligation to Reserve Sufficient Shares. The Company shall at all times during the term of the Option reserve and keep available a sufficient number of Shares to satisfy this Agreement.

18.	Binding Effect. This Agreement is binding in all respects on the heirs, representatives, successors and assigns of the Optionee.

19.	Choice of Law. This Agreement is entered into under the laws of the State of Minnesota and must be construed and interpreted thereunder without regard to conflict of law principles.

The Optionee and the Company have executed this Agreement as of the ____ day of ________, 20__.

OPTIONEE

HAWKINS, INC.

By
Its